Exhibit 10.4

PURCHASE AND SALE AGREEMENT

BETWEEN

U.S. RETAIL INCOME FUND VIII-E, LIMITED PARTNERSHIP

(“SELLER”)

AND

KRG DEVELOPMENT, LLC (“BUYER”)

FOR

PLAZA VOLENTE SHOPPING CENTER, AUSTIN, TEXAS

March 3, 2005

SCHEDULE OF EXHIBITS

Reference
Exhibit “A”	Property Description	p. 5

Exhibit “B”	List of Personal Property	p. 4

Exhibit “C”	List of Existing Commission Agreements and Management Agreement	pp. 2, 4 & § 4.1(f)

Exhibit “D”	Form of Escrow Agreement	p. 2

Exhibit “E”	Lists of Existing Environmental Reports	p. 3

Exhibit “F”	Rent Roll	p. 5

Exhibit “G”	Exception Schedules	§ 4.1(i)

Exhibit “H”	Lists of Operating Agreements	p. 4

Exhibit “I”	Form of Tenant Estoppel Certificate	p. 5 & § 6.1(d)

Exhibit “J”	Property Tax Appeals	§ 4.1(g)

Exhibit “K”	Unpaid Tenant Inducement Costs and Leasing Commissions re current tenants for which Seller is responsible	§ 5.4(e)

Exhibit “L”	Due Diligence Materials Received by Purchaser	§ 3.2(a)

ii

SCHEDULE OF CLOSING DOCUMENTS

Schedule 1	Form of Special Warranty Deed

Schedule 2	Form of Assignment and Assumption of Leases and Security Deposits and Leasing Commission Obligations arising after Closing

Schedule 3	Form of Bill of Sale to Personal Property

Schedule 4	Form of Assignment and Assumption of Operating Agreements

Schedule 5	Form of General Assignment of Seller’s Interest in Intangible Property

Schedule 4.1(m)	Disclosure of Condemnation

Schedule 6	Form of Seller’s Affidavit (for Purchaser’s Title Insurance Purposes)

Schedule 7	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)

Schedule 8	Form of Seller’s FIRPTA Affidavit

Schedule 10	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

Schedule 11	Form of Seller’s Estoppel (as to Leases)

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this 3rd day of March, 2005, by and between U.S. RETAIL INCOME FUND VIII-D, LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), and KRG DEVELOPMENT, LLC, an Indiana limited liability company (“Purchaser”).

W I T N E S E T H:

WHEREAS, Seller desires to sell certain improved real property commonly known as “Plaza Volente Shopping Center” located in Austin, Texas (the “Shopping Center”) together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of Two Hundred Twenty Five Thousand and No/100 Dollars ($225,000.00 U.S.).

“Ancillary Closing Documents” shall mean, collectively, the Assignment and Assumption of Leases, the Assignment and Assumption of Operating Agreements, the General Assignment, and the Seller’s Certificate.

“Assignment and Assumption of Leases” shall mean the form of assignment and assumption of Leases and Security Deposits and obligations under the Commission Agreements to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as SCHEDULE 2.

“Assignment and Assumption of Operating Agreements” shall mean the form of assignment and assumption of the Operating Agreements to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as SCHEDULE 4.

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered by Seller to Purchaser at the Closing in the form attached hereto as SCHEDULE 3.

“Broker” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(f) hereof, and such agreements are more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Due Diligence Material” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Earnest Money” shall mean the Initial Earnest Money, together with any Additional Earnest Money actually paid by Purchaser to Escrow Agent hereunder, and together with all interest which accrues thereon as provided in Section 2.3(c) hereof and in the Escrow Agreement.

“Effective Date” shall mean the last date upon which the following shall have occurred: (a) Purchaser and Seller shall have delivered at least two (2) fully executed counterparts of this Agreement to the other, (b) Purchaser, Seller and Escrow Agent shall have executed and delivered at least one (1) fully executed counterpart of the Escrow Agreement to each other party, and (c) Purchaser shall have delivered the Initial Earnest Money (by federal wire transfer or delivery of Purchaser’s check made payable to Escrow Agent) to Escrow Agent.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Escrow Agent” shall mean the Title Company, at its office at Indianapolis, Indiana.

“Escrow Agreement”  shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT “D” entered into contemporaneously with the execution and delivery of this Agreement by Seller, Purchaser and Escrow Agent with respect to the Earnest Money.

“Existing Environmental Reports” shall mean those certain reports, correspondence and related materials, if any, more particularly described on EXHIBIT “E” attached hereto and made a part hereof.

“Existing Lender”  shall have the meaning ascribed thereto in Section 6.2(e) hereof.

“Existing Loan”  shall have the meaning ascribed thereto in Section 6.2(e) hereof.

 “Existing Survey” shall mean that certain survey with respect to the Land and the Improvements prepared by John T. Bilnoski, dated December 2, 2004 as Project No. 103-89.97 ..

“FIRPTA Affidavit”  shall mean the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in the form attached hereto as SCHEDULE 8.

“First Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Fountain Oaks Contract”  shall have the meaning ascribed thereto in Section 6.1(e) hereof.

“General Assignment” shall have the meaning ascribed thereto in Section 5.1(g) hereof.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

“Improvements” shall mean all buildings, structures and improvements now or on the Closing Date situated on the Land, including without limitation, all parking areas and facilities, improvements and fixtures located on the Land.

“Initial Earnest Money” shall mean the sum of Two Hundred Seventy Thousand and No/100 Dollars ($270,000.00 U.S.).

“Inspection Period” shall mean the period commencing on February 10, 2005 and expiring at 5:00 P.M. Eastern Standard Time on April 15, 2005.

“Intangible Property” shall mean all intangible property, if any, owned by Seller and related to the Land and Improvements, including without limitation, Seller’s rights and interests, if any, in and to the following (to the extent assignable):  (i) the name “Plaza Volente Shopping Center”, (ii) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (iii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; (iv) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements; and (v) all of Seller’s right, title and interest in and to all assignable Operating Agreements that Purchaser agrees to assume (or is deemed to have agreed to assume).

“Land” shall mean that certain tract or parcel of real property located in Travis and Williamson Counties, Texas which is more particularly described on EXHIBIT “A” attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

“Lease” and “Leases” shall mean all of the leases or occupancy agreements affecting of Property, including: (i)  those in effect on the Effective Date which are more particularly identified on EXHIBIT “F” attached hereto, and; (ii) any amended or new leases entered into pursuant to Section 4.3(a) of this Agreement, which as of the Closing affect all or any portion of the Land or Improvements.

“Management Agreement” shall have the meaning ascribed thereto in Section 4.1(f) hereof and is more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Monetary Objection “ or “Monetary Objections” shall mean (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Property, (b) any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are due and payable, and (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.

“Operating Agreements” shall mean all those certain contracts and agreements more particularly described on EXHIBIT “H” attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the Closing Date, including, without limitation, all equipment leases.

“Other Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(s) hereof.

“Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Leases, and (c) such other easements, restrictions and encumbrances that do not constitute Monetary Objections and which Purchaser has not objected to, in writing, prior to the expiration of the Inspection Period.

“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on EXHIBIT “B” attached hereto and made a part hereof, and all books, records and files (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary) relating to the Land and Improvements.  The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller’s business.

“Property”  shall have the meaning ascribed thereto in Section 2.1 hereof.

“Purchase Price” shall be the amount specified in Section 2.4 hereof.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(d) hereof.

“Rent Roll” shall mean EXHIBIT “F” attached to this Agreement and made a part hereof.

“Security Deposits” shall mean any security deposits, rent or damage deposits, or similar amounts (other than rent paid for the month in which the Closing occurs) which the Tenants are required to deposit with Seller pursuant to the Leases (except to the extent that a Tenant may agree in a Tenant Estoppel Certificate that a security deposit was required under their lease but not deposited, in whole or part.)

“Seller’s Affidavit” shall mean the form of owner’s affidavit to be given by Seller at Closing to the Title Company in the form attached hereto as SCHEDULE 6, provided that it is sufficient to cause the Title Company to delete the standard exceptions to the final title policy issued from the Title Commitment.

“Seller’s Certificate” shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller’s warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 7.

“Seller’s Estoppel” shall mean the form of estoppel that may be executed and delivered by Seller at Closing in substantially the form attached hereto as SCHEDULE 11, as contemplated in Section 6.1(d) hereof.

“Survey” and “Surveys” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) hereof.

“Tenant Estoppel Certificate” or “Tenant Estoppel Certificates” shall mean certificates to be sought from the tenants under the Leases in substantially the form attached hereto as EXHIBIT ”I”; provided, however, if any Lease provides for the form or content of an estoppel certificate from the tenant thereunder, the Tenant Estoppel Certificate with respect to such Lease may be in the form as called for therein.

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and club membership allowances and costs.  The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being understood and agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

“Tenant Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(r) hereof.

“Title Company” shall mean Chicago Title Insurance Company.

“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Warranty Deed” shall mean the forms of deeds attached hereto as SCHEDULE 1.

ARTICLE 2.

PURCHASE AND SALE

2.1.         Agreement to Sell and Purchase.  Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Property”):

(a)           the Land;

(b)           the Improvements;

(c)                                  all of Seller’s right, title and interest in and to the Leases, any guaranties of the Leases and the Security Deposits;

(d)           the Personal Property; and

(e)           the Intangible Property.

2.2.         Permitted Exceptions.  The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions.

2.3.         Earnest Money.

(a)           Within three (3) business days after Purchaser’s execution and delivery of this Agreement, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer or by Purchaser’s check, payable to Escrow Agent, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement.

(b)           Within three (3) business days after the last day of the Inspection Period, Purchaser shall deposit the Additional Earnest Money with Escrow Agent.  The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Additional Earnest Money with Escrow Agent and that if Purchaser fails to deposit the Additional Earnest Money with Escrow Agent in the time period set forth above, this Agreement shall terminate, and Escrow Agent shall return the Initial Earnest Money to Purchaser, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(c)           The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. All interest and other income from time to time earned on the Initial Earnest Money and the Additional Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money, the Additional Earnest Money and all such interest and other income.

2.4.         Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be Thirty Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($35,750,000 U.S.).  The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

(a)           The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and

(b)           An amount equal to the Purchase Price, less the Earnest Money, shall be paid by Purchaser to Seller at the Closing by wire transfer of immediately available federal funds to an account designated by Seller, subject to prorations, adjustments and credits as otherwise specified in this Agreement.

2.5.         Independent Contract Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Initial Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser’s execution and delivery of this Agreement to Seller, Purchaser’s check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00).  Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article III.  Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

2.6.         Closing. The consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing”) shall be conducted by depositing the closing deliveries set forth in Article 5 hereof with the Escrow Agent on or before the date which is the later to occur of (a) thirty (30) days following the end of the Inspection Period, or (b) such date on which the Existing Lender has consented to Purchaser’s assumption of the Existing Loan, provided, however, that in the event that the Existing Lender has not consented to Purchaser’s assumption of the Existing Loan within sixty (60) days after the expiration of the Inspection Period, Seller may terminate this Agreement by providing written notice to the Purchaser, and, so long as Existing Lender’s failure or refusal to approve Purchaser’s assumption of the Existing Loan does not result from Purchaser’s violation of the covenant set forth in Section 4.5 of the Fountain Oaks Contract, Purchaser shall receive a return of the Earnest Money.

ARTICLE 3.

PURCHASER’S INSPECTION AND REVIEW RIGHTS

3.1.         Due Diligence Inspections.

(a)           From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives to inspect the Property to perform due diligence, soil analysis and environmental investigations, to examine the records of Seller with respect to the Property, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may request.  All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing.  All such inspections shall be performed in such a manner to minimize any interference with the business of the tenants under the Leases at the Property and, in each case, in compliance with Seller’s rights and obligations as landlord under the Leases.  All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser’s expense.  Seller reserves the right to have a representative present at the time of making any such inspection.  Purchaser shall notify Seller not less than one (1) Business Day in advance of making any such inspection.

(b)           If the Closing is not consummated hereunder, Purchaser shall promptly (and as a condition to the refund of the Earnest Money) deliver copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections to Seller; provided, however, that delivery of such copies and information shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise.  This Section 3.1(b) shall survive the termination of this Agreement.

(c)           To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance.  Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of Seller during any such inspection and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors, or any release of Hazardous Substances resulting from the negligence of Purchaser or its representatives, agents or contractors).  Said indemnification agreement shall survive the Closing and any earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser’s consultants and contractors maintain commercial general liability insurance in an amount not less than $1,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser’s behalf.  Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.

3.2.          Seller’s Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.

(a)           Purchaser acknowledges receipt of the documents listed on Exhibit L, attached hereto and made a part hereof and Purchaser further acknowledges that no additional items are required to be delivered by Seller to Purchaser except for the following, or as otherwise set forth elsewhere in this Agreement:

(i)                                     Copies of current Property tax bills and assessor’s statements of current assessed value.

(ii)                                  Copies of Property operating statements for the past 24 months.

(iii)                               Copies of utility bills for the Properties (to the extent Seller is billed) for the past six (6) months.

(iii)                               2005 Operating Budget with respect to the Properties.

(iv)                              Copies of all Leases, guarantees, any amendments and letter agreements relating thereto existing as of the Effective Date.

(v)                                 An aged tenant receivable report, if any, regarding income from the tenants.

(vi)                              Most recent monthly tenant, tax and CAM billing statements and year end operating expense reconciliations and general ledger for the past 24 months.

(vii)                           All Operating Agreements currently in place at the Properties.

(viii)                        A copy of Seller’s (or its affiliate’s) current policies of title insurance with respect to the Land and Improvements, including, if available, copies of all Schedule B-2 exception documents.

(ix)                                A copy of the Existing Survey.

(b)                                 From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser’s representatives, on reasonable advance notice and during normal business hours, to have access to Seller’s existing books, records and files relating to the Property at Seller’s office at 3350 Riverwood Parkway, Suite 1500, Atlanta, Georgia 30339, for the purpose of inspecting and (at Purchaser’s expense) copying the same, including, without limitation, the materials listed below (to the extent any or all of the same are in Seller’s possession), subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller may be bound, and provided that Seller shall not be required to deliver or make available to Purchaser any appraisals, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, or attorney-client privileged documents.  Purchaser acknowledges and agrees, however, that Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership (except with respect to the Leases), enforceability, accuracy (only with respect to third party reports), adequacy or completeness (except with respect to the Leases and Operating Agreements) or otherwise of any of such records, evaluations, data, investigations, reports, cost estimates or other materials.  If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly (and as a condition to the refund of the Earnest Money) return all copies of materials copied from Seller’s books, records and files relating to the Property.  It is understood and agreed that Seller shall have no obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in Seller’s possession.  Subject to the foregoing, Seller agrees to make available to Purchaser for inspection and copying, without limitation, the following books, records and files relating to the Property, all to the extent the same are in Seller’s possession:

(i)                                     Tenant Information.  Copies of the Leases, guarantees, any amendments, or letter agreements, and any financial statements or other financial information of any tenants under the Leases (and the Lease guarantors, if any), written information relative to the tenants’ payment histories, and tenant correspondence, to the extent Seller has the same in its possession;

(ii)                                  Commission Agreements.  Copies of the Commission Agreements;

(iii)                               Plans.  All available construction plans and specifications in Seller’s possession relating to the development, condition, repair and maintenance of the Property, the Improvements and the Personal Property;

(iv)                              Reports.  Copies of all third party analyses, compilations, data, studies, reports, or other information or documents relating to the physical and/or environmental condition of the Property and/or the Improvements, if any;

(v)                                 Permits; Licenses.  Copies of any permits, licenses, or other similar documents in Seller’s possession relating to the use, occupancy or operation of the Property; and

(vi)                              Operating Costs and Expenses.  All available records of any operating costs and expenses for the Property in Seller’s possession.

3.3.         Condition of the Property.

(a)           Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser’s behalf in respect of the Property and the condition thereof.  Purchaser and Seller mutually acknowledge and agree that the Property is being sold in an “AS IS” condition and “WITH ALL FAULTS,” known or unknown, contingent or existing.  Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property.

(b)           To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller, and its partners, beneficial owners, officers, directors, shareholders and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof, unless such claims or liabilities arise from the negligent or fraudulent activity of Seller, or activity of Seller in violation of any Environmental Law.  In addition, Purchaser does hereby covenant and agree to defend, indemnify, and hold harmless Seller and its partners, beneficial owners, officers, directors, shareholders and employees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances which may be placed or located on the Property after the date of Closing, unless such claims or liabilities arise from Seller’s acts or omissions.  The terms and provisions of this paragraph shall survive the Closing hereunder.

3.4.         Title and Survey.  Promptly upon execution of this Agreement, Purchaser may order at its expense, from the Title Company a preliminary title commitment with respect to the Property (the “Title Commitment”).  Purchaser shall direct the Title Company to send a copy of the Title Commitment to Seller.  Promptly upon execution of this Agreement, Purchaser may arrange, also at its expense, for the preparation of one or more updates of the Existing Survey (each and together, the “Survey”).  Purchaser likewise shall make copies of any such Survey available to Seller prior to Closing.  Purchaser shall have until the end of the Inspection Period to give written notice (the “First Title Notice”) to Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment or in any Survey or otherwise in Purchaser’s examination of title.  From time to time at any time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice of exceptions to title first appearing of record after the effective date of any updated title commitment or matters of survey which would not have been disclosed by an accurate updated examination of title or preparation of an updated ALTA survey prior to date of the initial Title Commitment or the initial Survey.  Seller shall have the right, but not the obligation (except as to Monetary Objections), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects.  Within five (5) Business Days after receipt of Purchaser’s First Title Notice, Seller shall give written notice to Purchaser informing the Purchaser of Seller’s election with respect to such objections.  If Seller fails to give written notice of election within such five (5) Business Day period, Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections).  If Seller elects to attempt to cure any objections, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure, but, except for Monetary Objections, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure.  Except as to Monetary Objections, if Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser’s sole remedy hereunder in such event shall be either (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, (ii) if such exceptions are matters first appearing of record after the date of this Agreement, and arise by, through or under Seller, to terminate this Agreement, or (iii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller either of Seller’s election not to attempt to cure any objection or of Seller’s determination, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, or three (3) Business Days after Seller is deemed hereunder to have elected not to attempt to cure such objections (and upon any such termination under clause (ii) or (iii) above, Escrow Agent shall return the Earnest Money to Purchaser).  Notwithstanding the above, if such exceptions mentioned in clause (ii) above were entered into by Seller after the Effective Date hereof and Purchaser elects to proceed to Closing, Seller shall have the affirmative obligation to cure such exceptions before Closing and Purchaser shall not take subject to them.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Objections at or prior to Closing, and may use the proceeds of the Purchase Price at Closing for such purpose.

3.5.         Operating Agreements.  Seller, without cost to Purchaser, shall terminate at Closing all Operating Agreements to the extent any relates to the Property, except for those Operating Agreements, if any, that Purchaser agrees, prior to Closing, to assume.

3.6.         Termination of Agreement.  Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignee.  Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate.  If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent shall pay the Initial Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.  Any termination of this Agreement shall constitute an automatic termination of the Related Agreements (defined in Section 6.2(e) hereof).  If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6.

3.7.         Confidentiality.  All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser’s engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Property, whether delivered by Seller or any of Seller’s representatives or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of Seller’s books, records and files in respect of the Property, or otherwise (collectively, the “Due Diligence Material”) shall be used solely for the purpose of determining whether the Property is suitable for Purchaser’s acquisition and ownership thereof and for no other purpose whatsoever.  The terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser’s potential acquisition thereof; provided however, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement.  Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of the unpermitted disclosure or use of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted.  If Purchaser elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material.  In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Seller shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement.  Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach.  The provisions of this Section shall survive the termination of this Agreement, unless the Closing occurs.  Notwithstanding the foregoing, Seller acknowledges that Purchaser is a real estate investment trust subject to regulation by the Securities and Exchange Commission (the “SEC”) and hereby gives Purchase permission to file such disclosures as its attorneys or auditors advise it to file with the SEC upon entering into the Agreement and upon Closing, including a copy of the Agreement itself with the SEC.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1.         Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser:

(a)           Organization, Authorization and Consents.  Seller is a duly organized and validly existing limited partnership under the laws of the State of Delaware.  Seller has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)           Action of Seller, Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)           No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.

(d)           Litigation.  To Seller’s knowledge, Seller has received no written notice that any investigation, action or proceeding is pending or threatened, which (i) if determined adversely to Seller, materially and adversely affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

(e)           Existing Leases.  There are no leases, licenses, or other occupancy agreements affecting any portion of the Property other than the Leases identified on Exhibit F.  There are no lease term letters or leases delivered for execution to prospective tenants of the Property except for prospective lease transactions that, although at one time actively pursued, are not currently being pursued by Seller.  The information contained in Exhibit F is true and correct.  The copies of the Leases furnished by the Seller to the Purchaser are true and complete copies.  Other than items included in Seller’s lease files which Seller has made available to Purchaser, Seller has executed no side letters or other understandings concerning the Leases.  The Leases are in full force and effect, without any material default by the Seller or, to Seller’s knowledge, by any tenant thereunder.  Except as set forth in Exhibit F All tenants required to pay rent or additional rent as of the Effective Date have paid such sums in full without set-off or counterclaim.  Seller has not given or received any notice of default which remains uncured or unsatisfied with respect to any of the Leases.  Seller has not granted to any tenant under a Lease or any other person or entity an option, right of first refusal, or right to purchase the Property or any part thereof or interest therein which is not contained in a recorded document listed as a Permitted Exception or in a Lease.  All Security Deposits are set forth on Exhibit F.  There are no Tenant Inducement Costs other than as set forth in Exhibit K.

(f)            Leasing Commissions.  To Seller’s knowledge, (i) there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in EXHIBIT “C” attached hereto (the “Commission Agreements”), and (ii) there are no agreements currently in effect relating to the management and leasing of the Property other than as disclosed on said EXHIBIT “C” (the “Management Agreement”); and that all leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements and the Management Agreement, as of the date hereof and at the Closing have been or shall be paid in full; and that Seller shall deliver termination notices with regard to the Management Agreement at Closing (unless Purchaser elects to assume such Management Agreement) at no cost to Purchaser.  Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all leasing commissions payable for (A) any new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (B) the renewal, expansion or extension of any Leases existing as of the Effective Date and exercised or effected after the Effective Date, and Purchaser shall pay to the manager under the Management Agreement leasing commissions with respect to leases entered into (or expansions, renewals or extensions effected) by Purchaser within thirty (30) days after the Closing Date with the tenants or prospective tenants listed in item IV of EXHIBIT “C” hereto and approved by Purchaser.

(g)           Taxes and Assessments.  Except as may be set forth on EXHIBIT “J” attached hereto and made a part hereof, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.  To Seller’s actual knowledge, there are no performance, payment, maintenance, or other bonds outstanding or due to be posted to any state or local government respecting the development or operation of the Property or the roads or utilities serving the same.  To Seller’s actual knowledge, all assessments, impact fees, or other similar state or local financial obligations have been paid in full and Seller is unaware of any other such obligations pending or threatened with respect to the Property.

(h)           Environmental Matters.  Except as may be set forth in the Existing Environmental Reports or as otherwise disclosed on Exhibit E: (i) Seller has not engaged in the generation, use, manufacture, treatment, storage, or disposal of any Hazardous Substance on the Property in violation of any Environmental Law, as hereinafter defined; (ii) Seller has not received written notification that any governmental or quasi-governmental authority that there are any violations of any Environmental Law with respect to the Property, nor has Seller received any written notice that any governmental or quasi-governmental authority is contemplating an investigation of the Property, with respect to a violation or suspected violation of any Environmental Law, (iii) and Seller has not received written notice that any third party has engaged in the generation, use, manufacture, treatment, storage, or disposal of any Hazardous Substance on the Property in violation of any Environmental Law.

(i)            Compliance with Laws.  There are no pending lawsuits against Seller with regard to the construction, development, use, or operation of the Property.  To Seller’s actual knowledge, and except as set forth on EXHIBIT “G”, there are no actions, suits, or proceedings before any court or governmental authority, affecting the Property or which may affect Seller’s ability to perform its obligations under this Agreement, nor has Seller received an express written threat of litigation with regard to the Property within the last ninety (90) days.

(j)            Easements and Other Agreements.  To Seller’s knowledge, Seller has not received any written notice of Seller’s default in complying with the terms and provisions of any of the covenants, conditions, restrictions or easements constituting a Permitted Exception.

(k)           Other Agreements.  To Seller’s knowledge, except for the Leases, the Commission Agreements, the Management Agreement and the Permitted Exceptions, there are no leases, Operating Agreements, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period.  There are no material defaults by Seller under the agreements referred to in this subsection (k) and, to Seller’s knowledge, there are no material defaults by any other party to such agreements.

(l)            Seller Not a Foreign Person.  Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(m)          Condemnation.  Except as set forth in Schedule 4.1(m) Seller has received no written notice of the commencement of any proceedings for taking by condemnation or eminent domain of any part of the Property, nor does Seller have any actual knowledge of threatened proceedings for taking by condemnation or eminent domain of any part of the Property.

(n)           Employees.  Seller has no employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.

(o)           Property Information.  All contracts, guarantees, warranties, and all other books, records, contracts or other like documentation delivered to Purchaser by Seller pursuant to this Agreement or in connection with the execution hereof are accurate, true, correct, and complete copies of Seller’s copies of those materials.

(p)           Mechanic’s Liens.  To Seller’s knowledge, other than as set forth in the Title Commitments, there are no mechanic’s liens or any matters or disputes as of the Closing Date which, if such matters and disputes are not resolved on or before the Closing Date, could ripen into mechanic’s liens relating to the Property.

(q)           Zoning.  The Property is properly zoned for its present use and, to Seller’s knowledge, there presently exist no violations of any applicable zoning ordinance, covenants, commitments, conditions or restrictions.

(r)            Utilities and Access.  The Property has adequate and permanent legal access to water and electrical supply, storm, and sanitary sewage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Property), parking, and means of access between the Property and public highways and roads over recognized curb cuts for each Property’s current use.

Seller acknowledges that Purchaser is relying on the representations and warranties made by Seller in this Section 4.1.  The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to Seller’s right to update such representations and warranties by written notice to Purchaser and in Seller’s certificate to be delivered pursuant to Section 5.1(i) hereof.  All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of one (1) year, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice.

Notwithstanding anything to the contrary contained in this Section 4.1, in no event shall Seller’s total liability for any breach or breaches of the representations or warranties made in this Agreement exceed, in the aggregate, Seven Hundred and Fifty Thousand and No/100 Dollars ($750,000 US).  In no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages; and in no event shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to the Closing or which was contained in the materials set forth on Exhibit L.

Except as otherwise expressly provided in this Section 4.1 or this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on Seller’s behalf or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property is located.  Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser’s own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Section 4.1 or elsewhere in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on Seller’s behalf.  Purchaser has inspected or shall inspect the Property and is or shall be fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Property in its “as is” condition, “with all faults,” on the Closing Date.  The provisions of the foregoing three (3) paragraphs of this Section shall survive the Closing.

4.2.         Knowledge Defined.  All references in this Agreement to the “knowledge of Seller” or “to Seller’s knowledge” or any words of similar import shall refer only to the actual knowledge of Kip Marshall, Donna Cottle, Crystal Jones (the property manager) and Krista Willson (the asset manager) who have been actively involved in the management of Seller’s business in respect of the Property in the capacities of representatives of BVT Management Services, Inc., an affiliate of Seller.  The terms “knowledge of Seller” or “to Seller’s knowledge” or any words of similar import shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, beneficial owner, officer, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on any of the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  There shall be no personal liability on the part of the individuals named above arising out of any representations or warranties made herein or otherwise.

4.3.         Covenants and Agreements of Seller.

(a)           Leasing Arrangements.  During the pendency of this Agreement, Seller will not enter into any lease affecting the Property, or modify or amend in any material respect, or terminate, any of the existing Leases without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless denied by written notice to Seller given within five (5) Business Days after Purchaser’s receipt of Seller’s written request therefor, each of which requests shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease.  If Purchaser fails to notify Seller in writing of its approval or disapproval within said five (5) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser.  At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs or leasing commissions actually incurred by Seller pursuant to a renewal or expansion of any existing Lease or new Lease approved (or deemed approved) by Purchaser hereunder after the Effective Date.

(b)           New Contracts.  During the pendency of this Agreement, Seller will not enter into any contract, or modify, amend, renew or extend any Operating Agreement, that will be an obligation affecting the Property or any part thereof subsequent to the Closing Date without Purchaser’s prior written consent in each instance.

(c)           Operation of Property.  During the pendency of this Agreement, Seller shall continue to operate the Property in a good and businesslike fashion consistent with Seller’s past practices.

(d)           Insurance.  During the pendency of this Agreement, Seller shall, at its expense, continue to maintain the insurance policies covering the Improvements which are currently in force and effect.

(e)           Tenant Estoppel Certificates.  Seller shall endeavor in good faith (but without obligation to incur any cost or expense, except as set forth in the Leases) to obtain and deliver to Purchaser prior to Closing a written Tenant Estoppel Certificate in the form attached hereto as EXHIBIT “I” signed by each tenant under each of the Leases; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 6.1(d) hereof; and in no event shall the inability or failure of Seller to obtain and deliver said Tenant Estoppel Certificates (Seller having used its good faith efforts as set forth above) be a default of Seller hereunder.

(f)            Right to Audit. Seller agrees that Purchaser’s accountants, at Purchaser’s sole cost, shall have the right to perform an audit on Seller’s previous two years’ financial statements with respect to each Property (provided, however, only for those periods during which Seller has owned such Property) and Seller agrees to issue appropriate management representation letters in connection therewith.

4.4.         Representations and Warranties of Purchaser.

(a)           Organization, Authorization and Consents.  Purchaser is a duly organized and validly existing limited liability company under the laws of the State of Indiana.  Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)           Action of Purchaser, Etc.  Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)           No Violations of Agreements. To Purchaser’s knowledge, neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d)           Litigation.  To Purchaser’s knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser’s right to update such representations and warranties by written notice to Seller and in Purchaser’s certificate to be delivered pursuant to Section 5.2(d) hereof.  All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of one (1) year, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller gives Purchaser written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1.         Seller’s Closing Deliveries.  For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)           Warranty Deed.  Special warranty deed to the Land, in the form attached hereto as SCHEDULE 1 (the “Warranty Deeds”), subject only to the Permitted Exceptions, and executed, acknowledged and sealed by Seller.  The legal descriptions of the Land set forth in said warranty deed shall be based upon and conform to the applicable record title legal description contained in Seller’s vesting deed;

(b)           Quitclaim Deed.  If requested by Purchaser, one or more quitclaim deeds to the Land and Improvements (or any portion or portions thereof), in form and substance reasonably satisfactory to Seller, and executed, acknowledged and sealed by Seller;

(c)           Bill of Sale. Bills of sale for the Personal Property in the form attached hereto as SCHEDULE 2 (the “Bill of Sale”), without warranty as to the title or condition of the Personal Property;

(d)           Assignment and Assumption of Leases and Security Deposits.  Two (2) counterparts of an assignment and assumption of Leases and Security Deposits for each Property and, to the extent required elsewhere in this Agreement, the obligations of Seller under the Commission Agreements in the form attached hereto as SCHEDULE 3 (the “Assignment and Assumption of Leases”), executed, acknowledged and sealed by Seller;

(e)           Updated Rent Roll.  An update of the Rent Roll (with modifications as appropriate), certified by Seller to be accurate in all material respects as of the date of Closing;

(f)            Assignment and Assumption of Operating Agreements.  Two (2) counterparts of an assignment and assumption of Operating Agreements for each Property in the form attached hereto as SCHEDULE 4  (the “Assignment and Assumption of Operating Agreements”), executed, acknowledged and sealed by Seller;

(g)           General Assignment.  An assignment of the Intangible Property for each Property in the form attached hereto as SCHEDULE 5 (the “General Assignment”), executed, acknowledged and sealed by Seller;

(h)           Seller’s Affidavit.  Owner’s affidavits substantially in the form attached hereto as SCHEDULE 6 (“Seller’s Affidavit”), sufficient to cause the Title Company to delete the standard title exceptions to the final title policy and stating that there are no known boundary disputes with respect to the Properties, that there are no parties in possession of the Property other than Seller and the tenants under the Leases, that there are no brokers except as disclosed herein, that any improvements or repairs made by, or for the account of, or at the instance of Seller to or with respect to the Property within ninety (90) days prior to the Closing have been paid for in full (or that adequate provision has been made therefor to the reasonable satisfaction of the Title Company), and including such other matters as may be reasonably requested by the Title Company;

(i)            Seller’s Certificate.  A certificate in the form attached hereto as SCHEDULE 7 (“Seller’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Seller’s representations, warranties, and agreements set forth in Section 4.1 hereof, with such modifications thereto as may be appropriate in light of any change in circumstance since the Effective Date;

(j)            FIRPTA Certificate A FIRPTA Certificate in the form attached hereto as SCHEDULE 8;

(k)           INTENTIONALLY OMITTED;

(l)            Evidence of Authority Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

(m)          Settlement Statement  Settlement statements for each Property setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(n)           Surveys and Plans.  Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller to the extent not theretofore delivered to Purchaser;

(o)           Certificates of Occupancy.  To the extent the same are in Seller’s possession, original or photocopies of certificates of occupancy for all space within the Improvements located on the Property;

(p)           Leases.  To the extent the same are in Seller’s possession, original executed Leases and the contents of all lease files, including original tenant correspondence, guarantees, and similar documents;

(q)           Tenant Estoppel Certificates.  All originally executed Tenant Estoppel Certificates as may be in Seller’s possession;

(r)            Notices of Sale to Tenants.  Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the “Tenant Notices of Sale”), which Purchaser shall send to each tenant under the Leases informing such tenant of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s interest in the Leases and the Security Deposits and directing that all rent and other sums payable for periods after the Closing under such Lease shall be paid as set forth in said notices;

(s)           Notices of Sale to Service Contractors and Leasing Agents.  Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the “Other Notices of Sale”), which Purchaser shall send to each service provider and leasing agent under the Operating Contracts and Commission Agreements (as the case may be) assumed by Purchaser at Closing informing such service provider or leasing agent (as the case may be) of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s obligations under the Operating Agreements and Commission Agreements arising after the Closing Date and directing that all future statements or invoices for services under such Operating Agreements and/or Commission Agreements for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;

(t)            Keys and Records.  All of the keys to any door or lock on the Property and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary) relating to the Property in Seller’s possession; and

(u)           Other Documents.  Such other documents as shall be reasonably requested by the Title Company or Purchaser to effectuate the purposes and intent of this Agreement.

5.2.         Purchaser’s Closing Deliveries. Purchaser shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)           Assignment and Assumption of Leases.  Two (2) counterparts of the Assignment and Assumption of Leases for each Property, executed, acknowledged and sealed by Purchaser;

(b)           Assignment and Assumption of Operating Agreements.  Two (2) counterparts of the Assignment and Assumption of Operating Agreements for each Property, executed, acknowledged and sealed by Purchaser;

(c)           General Assignment.  Two (2) counterparts of the General Assignment for each Property, executed, acknowledged and sealed by Purchaser;

(d)           Purchaser’s Certificate.  A certificate in the form attached hereto as SCHEDULE 10 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations, warranties and agreements contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;

(e)           Notice of Sale to Tenants.  The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(r) hereof;

(f)            Notices of Sale to Service Contractors and Leasing Agents.  The Other Notices of Sale to Service Contractors and Leasing Agents, as contemplated in Section 5.1(s) hereof;

(g)           Settlement Statement  Settlement statements for each Property setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(h)           Evidence of Authority.  A copy of resolutions of the Board of Directors of the Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered; and

(i)            Other Documents.  Such other documents as shall be reasonably requested by Seller’s counsel to effectuate the purposes and intent of this Agreement.

5.3.         Closing Costs. Seller shall pay the cost of the documentary stamps or transfer taxes imposed by the State of Texas upon the conveyance of the Property pursuant hereto, the attorneys’ fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto.  Purchaser shall pay the cost of any owner’s and/or lender’s title insurance premium and title examination fees, the cost of the Survey, all ministerial recording fees on all instruments to be recorded in connection with this transaction (not including deed taxes), the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

5.4.         Prorations and Credits.  The items in this Section 5.4 shall be prorated between Seller and Purchaser or credited, as specified herein.  All matters involving prorations or adjustment to be made in connection with the Closing and not specifically provided for in some other provision of this Agreement shall be prorated as of midnight of the day immediately preceding the Closing Date.

(a)           Taxes.  All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing.  If the Closing occurs prior to the receipt by Seller of the bill for Taxes for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the prior year’s tax bill.

(b)           Reproration of Taxes.  After receipt of final bill for Taxes, Purchaser shall prepare and present to Seller a calculation of the reproration of such Taxes, based upon the actual amount of such Taxes charged to or received by the parties for the year or other applicable fiscal period.  The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser’s calculation and appropriate back-up information.  Purchaser shall provide Seller with appropriate backup materials related to the calculation.  The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

(c)           Rents, Income and Other Expenses.  Rents and any other amounts actually received from tenants shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. Purchaser shall receive at Closing a credit for Purchaser’s pro rata share of the rents, additional rent, common area maintenance charges, tenant reimbursements and escalations, and all other payments received for the month of Closing and for all other rents and other amounts that apply to periods from and after the Closing, but which are received by Seller prior to Closing.  Purchaser agrees to pay to Seller, upon receipt and net of any collection costs incurred by Purchaser, any rents or other payments by tenants under their respective Leases that apply to periods prior to Closing but are received by Purchaser after Closing; provided, however, that any delinquent rents or other payments by tenants shall be applied first to any current amounts owing by such tenants, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to Seller to the extent of delinquencies existing at the time of Closing to which Seller is entitled; it being understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases or any portion thereof, which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser shall send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date.  Any reimbursements payable by any tenant under the terms of any tenant lease affecting the Property as of the Closing Date, which reimbursements pertain to such tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Property at any time prior to the Closing, shall be prorated upon Purchaser’s actual receipt of any such reimbursements, on the basis of the number of days of Seller and Purchaser’s respective ownership of the Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller Seller’s pro rata portion of such reimbursements within thirty (30) days after Purchaser’s receipt thereof.  Conversely, if any tenant under any such Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, Seller shall, within thirty (30) days following Purchaser’s demand therefor, pay to Purchaser any amount equal to Seller’s pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth.  Seller hereby retains its right to pursue any tenant under the Leases for sums due Seller for periods attributable to Seller’s ownership of the Property; provided, however, that Seller (i) shall be required to notify Purchaser in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing, except that Seller shall be entitled to continue to pursue any legal proceedings commenced prior to Closing; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the applicable Lease.  The provisions of this Section 5.4(c) shall survive the Closing.

(d)           Percentage Rents.  Percentage rents, if any, collected by Purchaser from any tenant under such tenant’s Lease for the percentage rent accounting period in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing Date, as, if, and when received by Purchaser, such that Seller’s pro rata share shall be an amount equal to the total percentage rentals paid for such percentage rent accounting period under the applicable Lease multiplied by a fraction, the numerator of which shall be the number of days in such accounting period prior to Closing and the denominator of which shall be the total number of days in such accounting period; provided, however, that such proration shall be made only at such time as such tenant is current or, after application of a portion of such payment, will be current in the payment of all rental and other charges under such tenant’s Lease that accrue and become due and payable from and after the Closing.  The provisions of this Section 5.4(d) shall survive the Closing.

(e)           Tenant Inducement Costs.  Set forth on EXHIBIT “K” attached hereto and made a part hereof is a list of tenants at the Property with respect to which Tenant Inducement Costs and/or leasing commissions have not been paid in full as of the Effective Date.  Seller shall pay all such Tenant Inducement Costs and leasing commissions set forth in EXHIBIT “K” as and when the same are due and payable.  If said amounts have not been paid in full on or before Closing, Purchaser shall receive a credit against the Purchase Price in the aggregate amount of all such Tenant Inducement Costs and leasing commissions remaining unpaid at Closing, and Purchaser shall assume the obligation to pay amounts payable after Closing up to the amount of such credit received at Closing.  Except as may be specifically provided to the contrary elsewhere in this Agreement, Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after Closing) (i) as a result of any renewals or extensions or expansions of existing Leases approved or deemed approved by Purchaser in accordance with Section 4.3(a) hereof between the Effective Date and the Closing Date and under any new Leases, approved or deemed approved by Purchaser in accordance with said Section 4.3(a), and (ii) all Tenant Inducement

Costs and leasing commissions that first become due and payable after Closing.  The provisions of this Section 5.4(e) shall survive the Closing.

(f)            Security Deposits.  Purchaser shall receive at Closing a credit for all Security Deposits required to be held by Seller under the Leases (except to the extent that a Tenant has certified in a Tenant Estoppel Certificate that it has not deposited, in whole or part, its security deposit with Seller) together with a detailed inventory of such Security Deposits certified by Seller in the updated Rent Roll to be delivered by Seller at Closing.

(g)           Operating Expenses.  Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and normally prorated operating expenses actually paid or payable as of the Closing Date shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes, charges and expenses which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date.  In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to tenants of operating expenses and/or common area maintenance costs under the Leases (where such fiscal year(s) include(s) the Closing Date), Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from tenants for periods prior to the Closing Date.  All prorations shall be made based on the number of calendar days in such year or month, as the case may be.  The provisions of this Section 5.4(g) shall survive the Closing.

ARTICLE 6.

CONDITIONS TO CLOSING

6.1.         Conditions Precedent to Purchaser’s Obligations.  The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date:

(a)           Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to Section 5.1 hereof;

(b)           Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;

(c)           All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Seller’s knowledge and without modification (by update or otherwise, as provided in Section 5.1(i) hereof); and

(d)           Tenant Estoppel Certificates shall have been delivered to Purchaser from: HEB (the “Anchor Tenant”), in the form that said tenant is obligated to deliver pursuant to its lease;

and (z) tenants occupying not less than eighty-five percent (85%) of the remaining occupied, aggregate net rentable square footage of all of the Improvements located on the Property.  Each Tenant Estoppel Certificate shall: (i) be substantially in the form attached hereto as EXHIBIT “I” (or if the applicable Lease provides for a particular form of estoppel certificate to be given by the tenant thereunder, the Tenant Estoppel Certificate with respect to such Lease may be in the form as called for therein), (ii) be dated within sixty (60) days prior to the Closing Date, (iii) confirm the material terms of the applicable Lease, and (iv) confirm the absence of any material defaults under the applicable Lease as of the date thereof.  The delivery of said Tenant Estoppel Certificates shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said Tenant Estoppel Certificates, Seller having used its good faith efforts to obtain the same, shall not constitute a default by Seller under this Agreement.  Notwithstanding anything to the contrary contained herein, if Seller has been unable to obtain and deliver to Purchaser by Closing the applicable percentage of Tenant Estoppel Certificates for the tenants described in subclause (z) above and meeting the requirements set forth above, then, at the option of Seller, that portion of this condition to Closing may be satisfied by Seller’s execution and delivery to Purchaser at Closing, on behalf of any one or more tenants which have failed to provide the required Tenant Estoppel Certificate an estoppel certificate substantially in the form attached hereto as SCHEDULE 11 (“Seller’s Estoppel”); and provided that Seller’s liability under any such Seller’s Estoppel so executed and delivered by Seller to Purchaser at Closing shall cease and terminate upon the receipt by Purchaser after Closing of a duly executed Tenant Estoppel Certificate from the tenant under the applicable Lease covered in such Seller’s Estoppel.  Notwithstanding Seller’s right to substitute the Seller’s Estoppel for some percentage of tenants in the small shops, the Seller’s Estoppel may not be used as a substitution for the Tenant Estoppel Certificate from the Anchor Tenant.

(e)           Existing Lender shall have consented to Purchaser’s assumption of the Existing Loan, all as such terms are defined in the Purchase and Sale Agreement between Purchaser and an affiliate of Seller for Fountain Oaks Shopping Center in Atlanta, Georgia (the “Fountain Oaks Contract”).

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to, at its option: (x) terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement; or (y) extend the Closing Date for a period of thirty (30) days to permit Seller to make further good faith efforts to satisfy such condition.  In the event that the Closing Date is so extended and, at the end of such period, the unsatisfied condition has still not been satisfied, Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further or rights or obligations under this Agreement.

6.2.         Conditions Precedent to Seller’s Obligations.  The obligations of Seller hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Seller in its sole discretion by written notice to Purchaser at or prior to the Closing Date:

(a)           Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

(b)           Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to Section 5.2 hereof;

(c)           Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

(d)           All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser’s knowledge and without modification (by update or otherwise, as provided in Section 5.2(d)  hereof).

(e)           Seller shall not have any obligation to sell the Property to Purchaser unless Purchaser simultaneously closes on the acquisition of the Fountain Oaks Shopping Center in Atlanta, Georgia and Indian River Square Shopping Center in Vero Beach, Florida on the Closing Date pursuant to contracts between Purchaser and affiliates of Seller bearing the date set forth on this Agreement (the “Related Agreements”), unless the Existing Lender has approved, but is not yet prepared to close on Purchaser’s assumption of the Existing Loan (as defined in the Fountain Oaks Contract), in which case Purchaser shall simultaneously close on acquisition of the Shopping Center and Plaza Volente Shopping Center, and shall remain obligated to close on the acquisition of Fountain Oaks Shopping Center as set forth in the Fountain Oaks Contract.  In the event that Closing does not occur as a result of Purchaser’s failure or refusal to adhere to the requirements of this subsection, this Agreement and the Related Agreements shall terminate and Escrow Agent shall pay the Earnest Money to the Seller, provided, however, that the Existing Lender’s failure or refusal to approve Purchaser’s assumption of the Existing Loan shall not constitute Purchaser’s failure or refusal to adhere to the requirements of this subsection unless Purchaser has violated the covenant set forth in Section 4.5 of the Fountain Oaks Contract.

ARTICLE  7.

CASUALTY AND CONDEMNATION

7.1.         Casualty.  Risk of loss up to and including the Closing Date shall be borne by Seller.  In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies.  For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction:  (i) which can be repaired or restored at a cost of One Hundred Thousand and No/100 Dollars ($100,000.00) or less; (ii) which can be restored and repaired within sixty (60) days from the date of such damage or destruction; and (iii) in which Seller’s rights under its rent loss insurance policy covering the Property are sufficient to replace lost rent for a period of eighteen (18) months and are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.

In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies.  If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence.  If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller’s insurers.  For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2.         Condemnation.  If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days after the receipt of such notice from Seller, elect to cancel this Agreement.  Purchaser waives any right to terminate as a result of disclosures set forth in Schedule 4.1(m), if any.  If Purchaser chooses to cancel this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement.  If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such taking.  At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired and Purchaser has delivered the Additional Earnest Money to Escrow Agent, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.

ARTICLE  8.

DEFAULT AND REMEDIES

8.1.         Purchaser’s Default.  If Purchaser fails to consummate this transaction for any reason other than Seller’s intentional and willful default, failure of a condition to Purchaser’s obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser.  Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages.  The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser:  (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money.  The foregoing liquidated damages provision shall not apply to or limit Purchaser’s liability for Purchaser’s obligations under Sections 3.1(b), 3.1(c), 3.7 and 10.1 of this Agreement.  Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

8.2.         Seller’s Default.  If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole remedy, and at its option: (a) to receive the return of the Earnest Money from Escrow Agent, and reimbursement from Seller for Purchaser’s reasonable third party due diligence costs which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder, (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement, or (c) in the event that Seller’s default is such that the remedy of specific performance is rendered impossible, or such that the value of the Property is adversely affected, then Seller shall be obligated to reimburse Purchaser for Purchaser’s reasonable third party due diligence costs which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder.  Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder (except for the reimbursement described above).  Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money and reimbursement of third-party due diligence costs from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Purchaser delivered written notice to Seller stating that Seller was in default of this Agreement.

ARTICLE 9.

ASSIGNMENT

9.1.         Assignment.         Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other.  Notwithstanding the foregoing to the contrary, this Agreement and Purchaser’s rights hereunder may be transferred and assigned to any entity owned directly or indirectly, in whole or part, by Kite Realty Group, L.P.  Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller’s written consent has been given or as to which Seller’s consent is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer.  No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption instrument shall expressly so provide.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

ARTICLE 10.

BROKERAGE COMMISSIONS

10.1.       Broker.  Upon the Closing, and only in the event the Closing occurs, Seller shall pay a brokerage commission to NewBridge Retail Advisors (“Broker”) pursuant to a separate agreement.  Broker acknowledges and agrees that it shall look solely to Seller for the payment of its commission, and Broker hereby waives and releases any present or future claims against Purchaser for the payment of such commission.  In addition, Broker (upon receipt of its brokerage commission) agrees to execute and deliver to Seller and Purchaser at the Closing a release and waiver of any claim Broker may have against Purchaser or the Property.  Broker shall and does hereby indemnify and hold Purchaser and Seller harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser or Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Broker.  Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker.  Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser.  This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.

ARTICLE 11.

MISCELLANEOUS

11.1.       Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	KRG Development, LLC
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204
Attention: Daniel R. Sink
Facsimile: (317) 577-5605

SELLER:	BVT Institutional Investments, Inc.
3350 Riverwood Parkway
Suite 1500
Atlanta, Georgia 30339
Attention: Brad Garner
Facsimile: (770) 618-3567

with a copy to:	McGuireWoods LLP
1170 Peachtree Street, N.E.
Suite 2100
Atlanta, Georgia 30309
Attn: Stephen D. Peterson
Facsimile: (404) 443-5764

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile transmission shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission.

11.2        Possession.  Full and exclusive possession of the Property, subject only to the Permitted Exceptions and the rights of the tenants under the Leases, shall be delivered by Seller to Purchaser on the Closing Date.

11.3        Time Periods.  If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

11.4        [INTENTIONALLY DELETED]

11.5        Discharge of Obligations.  The acceptance by Purchaser of the documents listed in Section 5.1 hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

11.6        Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

11.7        Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement.  Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.8        Sale Notification Letters.   Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to each of the respective tenants under the Leases and the Other Notices of Sale to each service provider and leasing agent, the obligations under whose respective Operating Agreements and Commission Agreements Purchaser has assumed at Closing.  The provisions of this Section shall survive the Closing.

11.9        Access to Records Following Closing.  Purchaser agrees that for a period of two (2) years following the Closing, Seller shall have the right during regular business hours, on five (5) days’ written notice to Purchaser, to examine and review at Purchaser’s office (or, at Purchaser’s election, at the Property), the books and records relating to the ownership and operation of the Property which were delivered by Seller to Purchaser at the Closing.  Likewise, Seller agrees that for a period of two (2) years following the Closing, Purchaser shall have the right during regular business hours, on five (5) days’ written notice to Seller, to examine and review at Seller’s office, all books, records and files, if any, retained by Seller relating to the ownership and operation of the Property by Seller prior to the Closing.  The provisions of this Section shall survive the Closing.

11.10      Survival.  The provisions of this Article 11 and the provisions of Sections 3.1(b), 3.1(c), 3.3, 3.7, 4.1, 4.2, 4.4, 5.1, 5.2, 5.4, 6.1(d) and 10.1 shall survive the Closing to the extent (and subject to any specific limitations) provided in this Agreement and any earlier termination of this Agreement and shall not be merged into the execution and delivery of the Warranty Deed.

11.11      General Provisions.  No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.  This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.  Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser.  Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.  Time is of the essence in this Agreement.  The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph.  This Agreement shall be construed and interpreted under the laws of the State of Georgia.  Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law.  All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

11.12      Attorney’s Fees.  If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees actually incurred from the non-prevailing party.

11.13      Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original.  To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

SELLER:

U.S. RETAIL INCOME FUND VIII-E, LIMITED PARTNERSHIP, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:	/s/ Brad R. Garner
Name:	BRAD R. GARNER
Title:	VICE PRESIDENT

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

KRG DEVELOPMENT, LLC, an Indiana limited liability company

By:	/s/ John A. Kite
Name:	JOHN A. KITE
Title:	PRESIDENT AND CEO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned Broker has joined in the execution and delivery hereof solely for the purpose of evidencing their rights and obligations under the provisions of Section 10.1 hereof.

BROKER:

NEWBRIDGE RETAIL ADVISORS
Date of Execution:
	By:	/s/ William V. Barron
	Name:	WILLIAM V. BARRON
March 3, 2005	Title:	MANAGING PARTNER/ PRESIDENT

:

1

EXHIBIT “A”

DESCRIPTION OF LAND

Lots 1-6, Block “A”, Plaza Volente Subdivision, a subdivision in Travis and Williamson County, Texas, according to the map or plat recorded under Document Number 2003003320 of the Official Public Records of Travis County, Texas, and Cabinet Y, Slides 134-136 of the Plat Records of Williamson County, Texas

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EXHIBIT “B”

LIST OF PERSONAL PROPERTY

None

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EXHIBIT “C”

LIST OF COMMISSION AGREEMENTS

AND EXISTING MANAGEMENT AGREEMENT

I.              Commission Agreements Entered Into By Seller During Its Ownership of Property:

Property Management and Leasing Subcontract dated December 30, 2004, by and between BVT Management Services, Inc. and Trammell Crow Central Texas Ltd.

II.            Commission Agreements Not Entered Into By Seller, But Affecting the Property:

None specifically known to Seller.  Trammell Crow may have agreements with leasing agents to lease the master leased space.  Leasing commissions for the master leased space are the responsibility of Trammell Crow.

III.           Management Agreement:

Property Management and Leasing Subcontract dated December 30, 2004, by and between BVT Management Services, Inc. and Trammell Crow Central Texas Ltd.

IV.           List of Tenants and Prospective Tenants for Which Commissions Will be Payable By Purchaser Post-Closing if a Lease (or Expansion, Renewal or Extension) is Entered Into Within 90 Days After Closing Date:

None

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EXHIBIT “D”

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), made and entered into this       day of                       , 2005, by and among KRG Development, LLC (hereinafter referred to as “Purchaser”), U.S. Retail Income Fund VIII-E, Limited Partnership (hereinafter referred to as “Seller”), and CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller have entered into that certain Purchase and Sale Agreement fully executed March       , 2005 (hereinafter referred to as the “Contract”); and

WHEREAS, Section 2.3(a) of said Contract provides for Purchaser’s payment to Escrow Agent, within three (3) days after Purchaser’s execution and delivery of the Contract to Seller, of Two Hundred Seventy Thousand and No/100 Dollars ($270,000.00) as Initial Earnest Money (as defined in the Contract) to be held and applied by said Escrow Agent in accordance with this Agreement; and

WHEREAS, Section 2.3(b) of the Contract provides for Purchaser’s payment to Escrow Agent, no later than three (3) days after the expiration of the “Inspection Period” (as defined in the Contract) of the additional sum of Two Hundred Twenty Five Thousand and No/100 Dollars ($225,000.00) as the Additional Earnest Money (as defined in the Contract); and

WHEREAS, the parties hereto desire to set forth the terms and conditions of Escrow Agent’s holding, investment and disbursement of the Escrow Funds (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Escrow Agent does hereby acknowledge receipt of a check or wire transfer, payable to the order of Escrow Agent, in the amount of Two Hundred Seventy Thousand and No/100 Dollars ($270,000.00) as the Initial Earnest Money (as defined in the Contract).  Said Initial Earnest Money, together with any Additional Earnest Money actually deposited by Purchaser with Escrow Agent pursuant to the terms of the Contract, all interest and other income earned on the Initial Earnest Money, any Additional Earnest Money and interest thereon being herein referred to as the “Escrow Funds”.  Escrow Agent hereby agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement and the Contract.  Escrow Agent shall invest the Escrow Funds in an interest-bearing account.  All interest or other income shall be earned for the account of Purchaser and shall be held, invested and disbursed as a part of the Escrow Funds hereunder.  Purchaser’s Federal Identification Number for purposes of this Agreement is 35-2020998.  Escrow Agent’s fee, if any, for services rendered hereunder shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller.

2

2.             At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Contract pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds.  Purchaser and Seller hereby agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3.             In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default, gross negligence, fraud or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4.             Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before the date which is six (6) months from the date hereof, Escrow Agent shall be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement.  Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof.

5.             Purchaser and Seller hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof.

6.             Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight

3

courier, hand delivery, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	KRG Development, LLC
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204
Attention: Daniel R. Sink
Facsimile: (317) 577-5605

SELLER:	BVT Institutional Investments, Inc.
3350 Riverwood Parkway
Suite 1500
Atlanta, Georgia 30339
Attention: Brad Garner
Facsimile: (770) 618-3567

with a copy to:	McGuireWoods LLP
1170 Peachtree Street, N.E.
Suite 2100
Atlanta, Georgia 30309
Attn: Stephen D. Peterson
Facsimile: (404) 443-5764

ESCROW AGENT:	Chicago Title Insurance Company
101 W. Ohio Street, Suite 1100
Indianapolis, Indiana 46204
Attention: Alan Kolb
Facsimile: (317) 684-3843

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile transmission shall be deemed effectively given or received on the first business day after the day of transmission of such notice and confirmation of such transmission.

7.             This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.  Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

8.             Time is of the essence of this Agreement.

4

9.             If proceedings shall be instituted before any court of competent jurisdiction for the resolution of any dispute arising under this Agreement between any parties hereto, then upon final resolution of such dispute, the prevailing party in such dispute shall be promptly paid by the nonprevailing party therein all of such prevailing party’s attorneys’ fees and expenses, court costs and costs of appeal actually incurred in connection with such proceeding.

10.           This Agreement is governed by and is to be construed under the laws of the State of Georgia and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[Signatures begin on next page]

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IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day, month and year first above written.

SELLER:

U.S. RETAIL INCOME FUND VIII-E, LIMITED PARTNERSHIP, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

PURCHASER:

KRG DEVELOPMENT, LLC, an Indiana limited liability company

By:
Name:
Title:

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

(CORPORATE SEAL)

6

EXHIBIT “E”

LIST OF EXISTING ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment prepared by HBC/Terracon dated February 13, 2003.

1

EXHIBIT “F”

RENT ROLL

1

EXHIBIT “G”

EXCEPTION SCHEDULE

Claims of Lien from H.W. Wahlers, Inc. filed in Comal County, Texas in the amount of $4,169.27 for labor and materials provided for Dr. Greg Watson, tenant at Plaza Volente Shopping Center.

Notice of Claim of Mechanic’s Lien filed by ISC against a subcontractor for the Washington Mutual buildout in the amount of $4,191.10.

Notice of Claim of Mechanic’s Lien filed by Southwestern Construction Services against the contractor for JPMorgan Chase in the amount of $11,532.50.

Notice of Claim of Mechanic’s Lien filed by Anchor-Ventana Glass for labor and materials supplied to Alliance General Contracting in the amount of $1,550 for PostNet.

Claim of Lien filed by ISC for supplies to J.E. Millard, a subcontractor for the tenant buildout on the Hollywood Video space, in the amount of $12,037.41.

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EXHIBIT “H”

LIST OF OPERATING AGREEMENTS

None executed.

1

EXHIBIT “I”

FORM OF TENANT ESTOPPEL CERTIFICATE

[TO BE PROVIDED BY PURCHASER]

1

EXHIBIT “A”

1.                                      Description of Subleases and/or Assignments of Tenant’s Interest (if none, then state none)

2.                                      Amounts of the Security Deposit Which Have Been Applied by Landlord (if none, then state none)

2

EXHIBIT “J”

PROPERTY TAX APPEALS

None.

1

EXHIBIT “K”

TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS

RE CURRENT TENANTS FOR WHICH SELLER IS RESPONSIBLE

Tenant	T.I.	L.C.

Papa Johns	20,580
Panda Express	31,350
Washington Mutual Bank	71,100	15,926.40
Austin Smile Center	30,000
Great Clips	20,625
It’s A Grind	29,926
Kaleidoscoops	18,000
Nationwide Insurance	24,550
Oasis Day Spa	51,210
Palm Beach Tan	48,000	3,100.00
Salsarita’s Fresh Cantina	51,800	10,320.00
Jack Brown Cleaners	36,705

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SCHEDULE 1

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§
AND WILLIAMSON

U.S. RETAIL INCOME FUND VIII-E, LIMITED PARTNERSHIP, a Delaware limited partnership (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid and agreed to be paid as hereinafter provided by KRG DEVELOPMENT, LLC, an Indiana limited liability company (“Grantee”), whose mailing address is 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the exceptions, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee Lots 1-6, Block “A”, Plaza Volente Subdivision, a subdivision in Travis and Williamson County, Texas, according to the map or plat recorded under Document Number 2003003320 of the Official Public Records of Travis County, Texas, and Cabinet Y, Slides 134-136 of the Plat Records of Williamson County, Texas (the “Land”), together with all improvements and fixtures situated thereon, and all rights, tenements, hereditaments, easements, privileges and appurtenances pertaining thereto, including Grantor’s interest (if any) in roads, alleys, streets and rights-of-ways bounding the Land, and all strips or gores of land adjacent to the Land (collectively, the “Property”).

This conveyance is made subject and subordinate to those encumbrances and exceptions (collectively the “Permitted Exceptions”) set forth on Exhibit A attached hereto and made a part hereof for all purposes, but only to the extent that the same affect or relate to the Property.

Taxes on the Property for the year 2005 have been prorated between Grantor and Grantee, and taxes for 2005 and subsequent years are assumed by Grantee.

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise; subject to the Permitted Exceptions.  Notwithstanding any other provision of this instrument, it is acknowledged and agreed that Grantor makes no warranty of any kind, whatsoever, as to any portion of the Property other than the Land.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor on the date of the acknowledgement set forth below, to be effective for all purposes as of the       day of                  , 2005.

U.S. RETAIL INCOME FUND VIII-E, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	BVT Institutional Investments, Inc., a Georgia corporation

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on the         day of                        , 2005, by                        ,                                of BVT Institutional Investments, Inc., general partner of U.S. Retail Income Fund VIII-E, Limited Partnership, on behalf of said corporation and limited partnerships.

Notary Public in and for the
State of Texas

After Recording Return To:

Kite Realty Group
30 S. Meridian Street
Suite 1100
Indianapolis, Indiana 46204

Attn:

Exhibit A

Permitted Exceptions

1.              Document Nos. 2003234890, 2003274241 and 200300320 of the Official Public Records of Travis County, Texas.

Document No(s). 2003281036 and 2003281037 of the Official Public Records of Travis County, Texas and under Document No. 2003120116 of the Official Public Records of Williamson County, Texas.

Cabinet Y, Slide(s) 134-136 of the Official Public Records of Williamson County, Texas.

2.              Standby fees, taxes and assessments by any taxing authority for the year 2004, and subsequent years.

3.              Shortages in area.

4.              An undivided 1/2 royalty interest in all oil, gas and other minerals, together with all rights relating thereto, express or implied, reserved in instrument recorded in Volume 993, Page 392 of the Deed Records of Travis County, Texas.

5.              The terms, conditions and stipulations set out in that certain Right of Entry and Possession dated June 16, 1995, recorded in Volume 12464, Page(s) 1494 of the Real Property Records of Travis County, Texas.

6.              Waterline easement granted to the City of Austin, by instrument dated October 30, 1995, recorded in Volume 12556, Page 1806 of the Real Property Records of Travis County, Texas.

7.              Temporary working space easement granted to the City of Austin, by instrument dated October 30, 1995, recorded in Volume 12556, Page 1815 of the Real Property Records of Travis County, Texas.

8.              Temporary construction easement granted to the City of Austin, by instrument dated October 10, 2001, recorded under Document No. 2001076771 of the Official Records of Williamson County, Texas.

9.              Water and wastewater easement granted to the City of Austin, by instrument dated October 10, 2001, recorded under Document No. 2001076772 of the Official Records of Williamson County, Texas.

10.       Any and all easements and building setback lines as shown on Plat(s) recorded under Document No. 200300320 of the Official Public Records of Travis County, Texas, and Cabinet Y, Slide(s) 134-136 of the Official Public Records of Williamson County, Texas.

11.       The terms, conditions and stipulations set out in that certain Declaration of Restrictive Covenants Regarding Access and Drainage dated November 18, 2003, recorded under Document No. 2003281037 of the Official Public Records of Travis County, Texas and under Document No. 2003120116 of the Official Public Records of Williamson County, Texas.

12.       Water line easement granted to the City of Austin, by instrument dated November 19, 2003, recorded under Document No. 2003281039 of the Official Public Records of Travis County, Texas and under Document No. 2003120114 of the Official Public Records of Williamson County, Texas, and further affected by instrument dated July 12, 2004, recorded under Document No. 2004135375 of the Official Public Records of Travis County, Texas and under Document No. 2004057442 of the Official Public Records of Williamson County, Texas.

13.       Wastewater line easement granted to the City of Austin, by instrument dated November 19, 2003, recorded under Document No. 2003281038 of the Official Public Records of Travis County, Texas and Document No. 2003120115 of the Official Public Records of Williamson County, Texas.

14.       Any and all leases, recorded or unrecorded, with rights of tenants in possession.

15.       Sidewalk easement granted to the City of Austin, by instrument dated November 18, 2003, recorded under Document No. 2003281040 of the Official Public Records of Travis County, Texas.

16.       The terms, conditions and stipulations set out in that certain Notice Concerning Construction of Improvements dated November 18, 2003, recorded under Document No. 2003281035 of the Official Public Records of Travis County, Texas.

17.       The terms, conditions and stipulations set out in that certain Lease Agreement dated December 15, 2003, executed by and between TCCT Development, Inc., as Lessor(s) and HEB Grocery Company, LP, as Lessee(s), evidenced by Memorandum of Lease recorded under Document No. 2004008667 of the Official Public Records of Travis County, Texas and under Document No. 2004005310 of the Official Public Records of Williamson County, Texas, and further affected by instrument dated December 5, 2003, recorded under Document No. 2004085633 of the Official Public Records of Travis County, Texas, and under Document No. 2004033256 of the Official Public Records of Williamson County, Texas.

18.       The terms, conditions and stipulations set out in that certain Lease Agreement dated April 20, 2004, executed by and between Plaza V 620, Ltd., as Lessor(s) and Hollywood Entertainment Corporation, as Lessee(s), evidenced by Memorandum of Lease recorded under Document No. 2004110573 of the Official Public Records of Travis County, Texas, and further affected by instrument dated May 7, 2004, recorded under Document No. 2004093513 of the Official Public Records of Travis County, Texas and under Document No. 2004037457 of the Official Public Records of Williamson County, Texas.

19.       The terms, conditions and stipulations set out in that certain Lease Agreement dated April 20, 2004, executed by and between Plaza V 620, Ltd., as Lessor(s) and Hollywood Entertainment Corporation, as Lessee(s), evidenced by Memorandum of Lease recorded under Document No. 2004140428 of the Official Public Records of Travis County, Texas.

20.       Water line easement granted to Anderson Mill MUD, by instrument dated June 14, 2004, recorded under Document No. 2004116698 of the Official Public Records of Travis County, Texas.

SCHEDULE 2

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

AND SECURITY DEPOSITS AND LEASING

COMMISSION OBLIGATIONS ARISING AFTER CLOSING

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is made and entered into as of the          day of               , 200   , by and between U.S. Retail Income Fund       , Limited Partnership, a Delaware limited partnership (“Assignor”), and KRG Development, LLC, an Indiana limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “                              Shopping Center” located in                ,                         County,                 , and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to certain leases affecting the Property, together with the security deposits and future leasing commission obligations associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said leases, security deposits and leasing commission obligations;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.             Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated                           , 2005, between Assignor and Assignee (the “Contract”), applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under (a) those certain leases set forth on Exhibit “B” attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the “Leases”), (b) those certain tenant deposits presently held by Assignor and enumerated on Exhibit “B” attached hereto (the “Security Deposits”), and (c) those certain leasing commission agreements more particularly described on Exhibit “C” attached hereto and made a part hereof (the “Commission Agreements”), subject to the matters more particularly described on Exhibit “D” attached hereto and made a part hereof.

2.             Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Leases arising from and after the date hereof, including, without limitation, Assignor’s obligations to pay leasing commissions due and payable in respect of any renewal or expansion of any of the existing Leases, or any new lease with a tenant under any of the Leases, after the date hereof pursuant to the Commission Agreements, provided that any renewal or expansion of any of the Existing Leases, or any new lease with a tenant under any of the Leases that was entered into after the Effective Date of the Contract (as defined therein) and prior to the date hereof was approved (or deemed approved) by Purchaser as required in the Contract.

3.             All representations and warranties of Assignor made in the Contract in respect of the Leases, the Security Deposits and Commission Agreements, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one (1) year from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, Seven Hundred Fifty Thousand and No/100 Dollars ($750,000). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4.             This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns.  This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

U.S. RETAIL INCOME FUND , LIMITED PARTNERSHIP, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Name:
Its:

(CORPORATE SEAL)

ASSIGNEE:

KRG CAPITAL, LLC, an Indiana limited liability company

By:
Name:
Title:

EXHIBIT A

Legal Description

4

EXHIBIT B

List of Leases and Security Deposits

5

EXHIBIT C

Lease Commission Agreements

6

EXHIBIT D

Permitted Exceptions

7

SCHEDULE 3

FORM OF BILL OF SALE TO PERSONAL PROPERTY

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the            day of                             , 200    , by U.S. Retail Income Fund       , Limited Partnership, a Delaware limited partnership (“Seller”), for the benefit of KRG Development, LLC, an Indiana limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property commonly known as “                                         Shopping Center” located in                           ,                          County,                            and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property and the Improvements thereon;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1.             All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of                       , 2005, between Seller and Purchaser (the “Sales Contract”).

2.             Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, including, without limitation, all of Seller’s right, title and interest in and to those items of tangible personal property set forth on Exhibit “B” attached hereto and all books, records and files (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems

1

proprietary) relating to the Land and Improvements (the “Personal Property”).  The Personal Property does not include any property owned by tenants, contractors or licensees.

3.             The Personal Property is hereby transferred and conveyed subject to those certain matters more particularly described on Exhibit “C” attached hereto and made a part hereof.

4.             This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

U.S. RETAIL INCOME FUND , LIMITED PARTNERSHIP, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

2

Exhibit “A”

Legal Description

3

Exhibit “B”

List of Personal Property

4

Exhibit “C”

Permitted Encumbrances

5

SCHEDULE 4

FORM OF ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”) is made and entered into as of the            day of                     , 200    , by and between U.S. RETAIL INCOME FUND       , LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”) and KRG DEVELOPMENT, LLC, an Indiana limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “                                   Shopping Center” in                           ,                   County,                         , and more particularly described on Exhibit ”A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to certain service contracts related to the Property, and to the extent assignable, all guaranties and warranties given in connection with the operation, construction, improvement, alteration or repair of the Property; and Assignee desires to assume Assignor’s obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.             Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated                            , 2005, between Assignor and Assignee, (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under those certain contracts set forth on Exhibit ”B” attached hereto and by this reference made a part hereof (the “Service Contracts”), subject to the matters set forth on Exhibit ”C” attached hereto and by this reference made a part hereof.

2.             Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Service Contracts arising from and after the date hereof.

1

3.             All representations and warranties of Assignor made in the Contract in respect of the Service Contracts, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one (1) year from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, Seven Hundred Fifty Thousand and No/100 Dollars ($750,000). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4              This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

U.S. RETAIL INCOME FUND , LIMITED PARTNERSHIP, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

2

ASSIGNEE:

KRG DEVELOPMENT, LLC, an Indiana limited liability company

By:
Name:
Title:

3

Exhibit A

Legal Description

4

Exhibit B

Assigned Contracts

None

5

Exhibit C

Permitted Exceptions

6

SCHEDULE 4.1(M)

DISCLOSURE OF CONDEMNATION

SCHEDULE 5

FORM OF GENERAL ASSIGNMENT OF

SELLER’S INTEREST IN INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the            day of                     , 2005 by U.S. Retail Income Fund     , Limited Partnership a Delaware limited partnership (“Assignor”) to KRG Development, LLC, an Indiana limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “                                         Shopping Center” located in                           ,                              County,                           , and more particularly described on Exhibit ”A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable trade names, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property, subject to the matters set forth on Exhibit ”B” attached hereto and made a part hereof;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.             Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of                            , 2005, between Assignor and Assignee (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property (excluding any computer software which either is licensed to Assignor or Assignor deems proprietary), including, without limitation, Assignor’s rights and interests in and to the following (i) the name “                                             Shopping Center”, (ii) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements (as defined in the Contract); (iii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); and (iv) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements.

2.             All representations and warranties of Assignor made in the Contract in respect of the Intangible Property (as defined in the Contract), as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one (1) year from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, Seven Hundred Fifty Thousand and No/100 Dollars ($750,000). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

3.             This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

U.S. RETAIL INCOME FUND , LIMITED PARTNERSHIP, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

2

Exhibit “A”

Legal Description

3

Exhibit “B”

Permitted Exceptions

4

SCHEDULE 6

FORM OF SELLER’S AFFIDAVIT

(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

SELLER’S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF COBB

Personally appeared before me, the undersigned deponent who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:

1.             That the undersigned is the general partner of U.S. Retail Income Fund       , Limited Partnership, a Delaware limited partnership (hereinafter referred to as “Owner”) and as such general partner of the Owner, the undersigned has knowledge of the facts sworn to in this Affidavit.

2.             That Owner is the owner of certain real property located in                                County,                               , being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the “Property”), subject to those matters set forth on EXHIBIT B, attached hereto and made a part hereof.

3.             That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

4.             That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT B-1 hereto.

5.             That except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6.             That, except as may be set forth on EXHIBIT C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the ninety-five (95) days immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on EXHIBIT C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

1

7.             That Owner is not a foreign person, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code.  The federal employer identification number of the Owner is                                and Owner’s address is 3350 Riverwood Parkway, Suite 1500, Atlanta, Georgia 30339.  This statement is made by the undersigned in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest

8.             That, except for NewBridge Retail Advisors (hereinafter referred to as “Broker”) engaged by Owner in connection with the sale of the Property to KRG Development, LLC, an Indiana limited liability company (hereinafter referred to as “Purchaser”) and those certain leasing agents (hereinafter referred to as the “Leasing Agents”) set forth on EXHIBIT D attached hereto and made a part hereof in connection with certain brokers’ commission agreements, Owner has not engaged any “broker’s” services (as defined in O.C.G.A. § 44-14-601) with regard to the purchase, sale, management, lease, option or other conveyance of any interest in the Property; as to Broker, the Closing Statement executed in connection with the sale of the Property to Purchaser reflects payment in full satisfaction of all amounts owed to Broker with respect to the Property; as to the Leasing Agents, all amounts owed to the Leasing Agents through the date hereof have been paid in full as of the date hereof; and as of the date hereof, Owner has not received any notice of lien from Broker, any of the Leasing Agents or any other real estate broker, salesman, agent or similar person relating to the Property.

9.             That to Owner’s knowledge there are no boundary disputes affecting the Property.

10.           That this Affidavit is made to induce Chicago Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto, relying on information in this document.

Sworn to and subscribed before me,	BVT Institutional Investments, Inc.

this day of , 200 .	By:
Name:
Title:

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

2

EXHIBIT A

Legal Description

3

EXHIBIT B

Existing Encumbrances

4

EXHIBIT B-1

List of any Pending Actions regarding Tenant Matters

5

EXHIBIT C

List of any Contractors, Materialmen or Suppliers Not Yet Paid in Full

6

EXHIBIT D

Leasing Commission Agreements

7

SCHEDULE 7

FORM OF SELLER’S CERTIFICATE

(AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by U.S. Retail Income Fund VIII-E, Limited Partnership a Delaware limited partnership (“Seller”), this        day of                             , 200    , for the benefit of KRG Development, LLC, an Indiana limited liability company (“Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of                              , 2005, between Seller and KRG Development, LLC (the “Contract”), which has since been assigned to Purchaser, for the purchase and sale of certain real property commonly known as Plaza Volente Shopping Center (the “Property”), Seller certifies that except as may be set forth to the contrary in EXHIBIT ”B” attached hereto and made a part hereof, all of the representations and warranties of Seller contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall survive for a period of one (1) year after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Certificate, in no event shall Seller’s total liability for any such breach or breaches exceed, in the aggregate, Seven Hundred Fifty Thousand and No/100 Dollars ($750,000). In no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to the date hereof.

[signatures begin on next page]

1

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

U.S. RETAIL INCOME FUND VIII-E, LIMITED PARTNERSHIP, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

2

EXHIBIT “A”

LEGAL DESCRIPTION

3

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

4

SCHEDULE 8

FORM OF SELLER’S FIRPTA AFFIDAVIT

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by U.S. Retail Income Fund     , Limited Partnership, a Delaware limited partnership (the “Seller”), the Seller hereby certifies as follows:

1.             The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.             The Seller’s U.S. employer identification number is                               ; and

3.             The Seller’s office address is 3350 Riverwood Parkway, Suite 1500, Atlanta, Georgia 30339.

The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

This Certificate is made with the knowledge that KRG Development, LLC, an Indiana limited liability company, will rely upon this Certificate in purchasing that certain real property from Seller more particularly described on Exhibit A attached hereto.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Date: , 200	U.S. Retail Income Fund , Limited Partnership, a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Name:
Title:

1

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

2

SCHEDULE 10

FORM OF PURCHASER’S CERTIFICATE

(AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)

PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by KRG Capital, LLC, an Indiana limited liability company (“Purchaser”), this        day of                             , 200    , for the benefit of U.S. Retail Income Fund VIII-E, Limited Partnership a Delaware limited partnership (“Seller”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of                       , 2005, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property commonly known as Plaza Volente Shopping Center (the “Property”), Purchaser certifies that except as may be set forth to the contrary in EXHIBIT ”B” attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall survive for a period of one (1) year after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within ninety (90) days after the giving of such notice.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

“PURCHASER”

KRG DEVELOPMENT, LLC, an Indiana limited liability company

By:
Name:
Title:

(CORPORATE SEAL)

1

EXHIBIT “A”

LEGAL DESCRIPTION

2

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

3

SCHEDULE 11

FORM OF SELLER’S ESTOPPEL

AS TO TENANTS)

LANDLORD ESTOPPEL CERTIFCATE

                              , 200

KRG Development, LLC

30 S. Meridian, Suite 1100

Indianapolis, Indiana  46204

RE:	Lease:	Lease dated between , as original or successor landlord (“Landlord”), and (“Tenant”), as the same may have been amended by (the “Lease”)

Premises:
Commencement Date:
Expiration Date:
	Current Monthly Base Rent:	$
	Current Monthly Additional Rent:	$
	Security Deposit:	$
	Monthly Base Rent Paid Through:	, 200
	Monthly Additional Rent Paid Through:	, 200

Ladies and Gentlemen:

We are the Landlord under the lease described above, and this certificate is given pursuant to Section 6.1(d) of that certain Purchase and Sale Agreement (the “Agreement”) dated                               , 200    , between Landlord, as Seller, and you, as Purchaser, with respect to                               .  We give you this certificate to permit you, your successors or assigns and any mortgagee to rely on it as conclusive evidence of the matters stated below, in completing the purchase by you or your assignee, and a possible loan secured by,                               , which includes the Premises.  We certify to you and your successors and assigns and your mortgagee as follows:

1.                                       Except as may be set forth on Exhibit “A” hereto, Tenant is in sole possession of and is occupying the Premises.  Except as may be set forth on Exhibit ”A” hereto, Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises.

1

2.             The Lease is currently in effect and constitutes the entire agreement between Landlord and Tenant.  The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the Lease.

3.             To Landlord’s knowledge, the Commencement Date and Expiration Date of the term of the Lease are correctly stated above.  Tenant has no options or rights and has not exercised any options or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the Lease.

4.             The current monthly Base Rent under the Lease and the current monthly Additional Rent under the Lease are correctly stated above. Monthly Base Rent and monthly Additional Rent have been paid through the respective dates stated above.  No rent has been prepaid for more than one month.  Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, except as may be stated in the Lease.

5.             Tenant has deposited the Security Deposit stated above with Landlord, and except as may be set forth on Exhibit ”B” hereto none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

6.             To Landlord’s knowledge, any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease.

7.             To Landlord’s knowledge, Landlord has fully performed all of its obligations under the Lease and is not in default under any term of the Lease.  In addition, to Landlord’s knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

8.             Tenant has not currently asserted to Landlord and, to Landlord’s knowledge, Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

9.             Tenant has not been granted and has not exercised any options or rights of expansion, purchase, or first refusal concerning the Lease or the Premises, except as may be stated in the Lease.

10.           To Landlord’s knowledge, Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

All references herein to the “knowledge of Seller” or “to Seller’s knowledge” shall have the same meaning and shall be subject to the same qualifications as set forth in Section 4.2 of the Agreement.

This certificate shall terminate and be of no further force and effect, and Seller shall have no further liability hereunder, upon the receipt by you or your successors and assigns of a duly executed Tenant Estoppel Certificate from the Tenant under the Lease with respect to the matters herein contained, all as set forth in Section 6.1(d) of the Agreement.

Sincerely,

U.S. Retail Income Fund , Limited Partnership a Delaware limited partnership

By: BVT Institutional Investments, Inc., a Georgia corporation, its general partner

By:
Its:

EXHIBIT “A”

1.                                      Description of Subleases and/or Assignments of Tenant’s Interest (if none, then state none)

2.                                       Amounts of the Security Deposit Which Have Been Applied by Landlord (if none, then state none)